UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

120 Albany Street, Tower II, Suite 450
New Brunswick, New Jersey
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)  Departure of W. Terrell Wingfield, Jr. as General Counsel

On January 12, 2010, Arbinet Corporation (“Arbinet” or the “Company”) announced that Christie A. Hill has been appointed General Counsel of the Company, effective as of February 1, 2010.  Ms. Hill succeeds W. Terrell Wingfield, Jr., the General Counsel of the Company, who is leaving the Company February 28, 2010 (the “Termination Date”) to ensure a smooth transition.  In connection with Mr. Wingfield’s departure, on January 12, 2010, the Company entered into a Separation and Transition Services Agreement with Mr. Wingfield (the “Separation Agreement”), which will become effective on January 19, 2010 (the “Effective Date”) unless revoked by Mr. Wingfield pursuant to the terms of the Separation Agreement.

Under the Separation Agreement, the Company has agreed to engage Mr. Wingfield as a consultant from the Termination Date through June 30, 2010 (the “Transition Period”).  During the Transition Period, Mr. Wingfield’s services in his capacity as a consultant will be limited to advice with respect to historical activities in connection with ongoing arbitration matters and the Company’s annual proxy and other filings with the Securities and Exchange Commission.  As compensation for Mr. Wingfield’s service as a consultant during the Transition Period, the Company has agreed to pay Mr. Wingfield at the rate of $5,000 per month.  If Mr. Wingfield is assigned to spend more than 15 hours per month during the Transition Period, the Company has agreed to pay Mr. Wingfield at the rate of $350 per hour for any additional hours over 15 hours worked by Mr. Wingfield in any month during the Transition Period.  The Company has agreed to reimburse Mr. Wingfield for all reasonable expenses incurred by him in performing services during the Transition Period in accordance with the Company’s policies and procedures as in effect from time to time.

The Separation Agreement provides that Mr. Wingfield will receive the following separation pay from the Company:

•
In accordance with the terms of the employment letter with Mr. Wingfield dated as of September 20, 2006, as amended April 23, 2008 (the “Employment Letter”), one lump sum payment of $275,000 payable on the Termination Date, consisting of:

o	Twelve months’ base salary, equal to $250,000; and
o
Reimbursement for payments under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of one year, plus an amount equal to potential employer contributions to the Company’s retirement plan for one year, which amount cannot exceed $25,000;

•
One lump sum payment payable on the earlier of the Termination Date or the date that bonus awards are paid to the Company’s senior executive officers under the 2009 Short-Term Cash Incentive Bonus Plan (the “Bonus Plan”), consisting of an amount equal to either (i) 100% of Mr. Wingfield’s target bonus, based on the Company’s achievement of the corporate performance metrics under the Bonus Plan, as determined by the Board of Directors (the “Board”) of the Company or the Compensation Committee (the “Compensation Committee”) of the Board, or (ii) if the Board or the Compensation Committee exercises its discretion and grants bonus awards to the Company’s senior executive officers based on such discretion, 100% of Mr. Wingfield’s target bonus under the Bonus Plan multiplied by the average percentage of the target bonuses awarded to certain of the Company’s senior executive officers;

•	A grant of 17,500 shares of restricted common stock of the Company on the Effective Date under the 2004 Stock Incentive Plan, as amended, which will fully vest on the Termination Date; and
•	Payment for accrued but unused vacation as of the Termination Date.

Mr. Wingfield will continue to receive the base salary otherwise payable to him under the terms of the Employment Letter through the Termination Date in periodic installments in accordance with the Company’s ordinary payroll periods.

The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

(c), (e)  Appointment of Christie Hill as General Counsel

Since October 2009, Ms. Hill, age 48, has served in the U.S. Department of Treasury as an oversight liaison executive responsible for enhancing transparency with respect to the Troubled Asset Relief Program (TARP).  Prior to that, from August 2005 through June 2008, Ms. Hill served as Corporate Secretary and Chief Ethics Officer of Sprint Nextel Corporation, managing the governance and ethics functions of the company.  From 1998 through August 2005, Ms. Hill served in a number of positions of increasing authority at Nextel Communications, Inc., including Vice President, Corporate Responsibility and Corporate Secretary.  Prior to her work at Nextel, Ms. Hill served as counsel at Honda of America from 1992 to 1998, providing legal advice and counsel on general corporate and transactional matters, and began her legal career at Jones Day in the firm’s mergers and acquisition practice.  Ms. Hill received a B.A. degree in political science from Ohio State University and a J.D. with honors from Ohio State University College of Law.

In connection with Ms. Hill’s appointment as General Counsel, Arbinet entered into an Employment Agreement with Ms. Hill, dated as of January 12, 2010, effective as of February 1, 2010 (the “Employment Agreement”).  Under the terms of the Employment Agreement, Ms. Hill is entitled to receive an initial annual base salary of $240,000.  Ms. Hill will be eligible to receive an annual bonus based on the achievement of corporate or individual performance objectives, or both, as established by the Board or the Compensation Committee and reasonably agreed upon by Ms. Hill.

In addition, subject to the approval of the Board or the Compensation Committee, the Company will grant to Ms. Hill an option under the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), to purchase 175,000 shares of common stock of the Company.  Twenty-five percent of the shares subject to the option will vest on the first anniversary of the grant date and the remaining shares will vest monthly, in equal installments, over the following three years.  Furthermore, 50% of the unvested shares will become fully vested upon a Reorganization Event, as defined in the non-qualified stock option agreement that the Company intends to enter into with Ms. Hill (the “Option Agreement”), and the remaining 50% of the unvested shares will vest pursuant to the vesting schedule in the Option Agreement.  If Ms. Hill is terminated by the Company, other than for Cause, as defined in the Option Agreement, on or within 12 months after a Reorganization Event, any remaining unvested shares will become fully vested.

Under the Employment Agreement, the Company may terminate Ms. Hill’s employment at any time, with or without Cause, as defined in the Employment Agreement.  If Ms. Hill’s employment is terminated without Cause before a Change of Control of the Company, Ms. Hill will receive a lump sum payment equal to 12 months of her annual base salary in effect at the time of the termination.  In addition to these severance payments, Ms. Hill will be entitled to:

•	continuation of group health plan benefits to the extent authorized by COBRA for a period of 12 months following the date of termination, or until Ms. Hill commences new employment, if earlier;
•
an amount equal to any employer contribution that would have been made by the Company pursuant to any retirement plan on Ms. Hill’s behalf had she remained employed by the Company during the 12 months following the date of termination, which amount together with the above benefit cannot exceed $25,000; and

•	payments equal to Ms. Hill’s accrued and unpaid salary and vacation time as of the date of termination.

If within 12 months following a Change of Control of the Company, the Company terminates Ms. Hill’s employment without Cause, or Ms. Hill terminates her employment for Good Reason, each as defined in the Employment Agreement, in addition to the payments and benefits set forth above, Ms. Hill will be entitled to a lump sum payment equal to the bonus compensation paid to Ms. Hill in the immediately preceding year.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Except for the Employment Agreement and the Option Agreement described above, there are no related party transactions between Arbinet and Ms. Hill reportable under Item 404(a) of Regulation S-K.

On January 12, 2010, the Company issued a press release regarding certain of the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Separation and Transition Services Agreement by and between W. Terrell Wingfield, Jr. and Arbinet Corporation, dated as of January 12, 2010*

10.2	Employment Agreement by and between Christie Hill and Arbinet Corporation, dated as of January 12, 2010*

99.1	Press Release of Arbinet Corporation, dated January 12, 2010*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET CORPORATION

	By:	/s/ Shawn F. O’Donnell
Date: January 12, 2010		Shawn F. O’Donnell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation and Transition Services Agreement by and between W. Terrell Wingfield, Jr. and Arbinet Corporation, dated as of January 12, 2010*

10.2	Employment Agreement by and between Christie Hill and Arbinet Corporation, dated as of January 12, 2010*

99.1	Press Release of Arbinet Corporation, dated January 12, 2010*

* Filed herewith.